EXHIBIT 99.1

Heritage Oaks Bancorp Announces Amendment to Share Repurchase Program

PASO ROBLES, Calif., Jan. 06, 2016 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (the "Company") (Nasdaq:HEOP), a bank holding company and the parent of Heritage Oaks Bank, announced today that it has amended its stock repurchase program to, among other things, extend the program beyond its originally disclosed January 31, 2016 expiration date.  Under the amended plan, which is a written plan designed to be compliant with Rule 10b5-1 and Rule 10b-18, the Company may repurchase up to $5,000,000 of its outstanding common stock.  Repurchase program activity pursuant to the amendments to the plan may commence on February 1, 2016 and continue until August 2, 2016, the amended plan's new expiration date, or expire earlier upon completion of the repurchase of $5,000,000 of the Company's common stock, as well as under certain other circumstances set forth in the amended plan. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time. All shares repurchased as part of the repurchase program will be cancelled and therefore no longer available for reissuance.

"We continue to believe the repurchase of our common stock represents an attractive investment opportunity for the Company, and the extension of this repurchase program reflects our commitment to deploying our capital in ways that will create value for our shareholders," said Simone Lagomarsino, Chief Executive Officer of Heritage Oaks Bancorp and Heritage Oaks Bank. "Our current capital ratios afford us the opportunity to repurchase shares of our common stock, while still maintaining sufficient capital to continue growing our franchise in a safe and sound manner."

About Heritage Oaks Bancorp

With $1.9 billion in assets, Heritage Oaks Bancorp is headquartered in Paso Robles, California and is the holding company for Heritage Oaks Bank. Heritage Oaks Bank operates two branch offices in Paso Robles and San Luis Obispo; single branch offices in Atascadero, Templeton, Cambria, Morro Bay, Arroyo Grande, Santa Maria, Goleta and Santa Barbara; as well as a single loan production office in Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to, and shall not be deemed to incorporate by reference any material contained therein.

The Heritage Oaks Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7045

Forward Looking Statements

Certain statements contained in this press release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). Statements concerning future performance, developments or events, management's expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements within the meaning of the Act and are subject to a number of risks and uncertainties. Actual results may differ materially from expectations expressed in any forward-looking statements as a result of such risks and uncertainties. Specific risks and uncertainties include, but are not limited to: renewed softness in the overall economy, including the California real estate market; the effect of the current low interest rate environment or changes in interest rates on our net interest margin; changes in the Company's business strategy or development plans; our ability to  attract and retain qualified employees; a failure or breach of our operational security systems or infrastructure or those of our customers, our third party vendors or other service providers, including as a result of a cyber-attack; any compromise in the secured transmission of confidential information over public networks; environmental conditions, including the prolonged drought in California, natural disasters such as earthquakes, landslides, and wildfires that may disrupt business, impede operations, or negatively impact the ability of certain borrowers to repay their loans and/or the values of collateral securing loans; the possibility of an unfavorable ruling in a legal matter, and the potential impact that it may have on earnings, reputation, or the Bank's operations; and the possibility that any expansionary activities will be impeded while the FDIC's and CA DBO's joint BSA Consent Order remains outstanding, and that we will be unable to comply with the requirements set forth in the BSA Consent Order, which could result in restrictions on our operations; and the other risks set forth in the Company's reports filed with the U.S. Securities and Exchange Commission ("SEC"). Additional information on these and other risks and uncertainties that could affect our business, operations and financial results are included in the Company's SEC filings. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements prove to be incorrect, the Company's results could differ materially and adversely from those expressed in, implied or projected by such forward-looking statements. The Company and the Bank assume no obligation to update such forward-looking statements and expressly disclaim any intent to do the same.

CONTACT:

Simone Lagomarsino, President & Chief Executive Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5260
slagomarsino@heritageoaksbank.com

Jason Castle, Executive Vice President &Chief Financial Officer
1222 Vine Street
Paso Robles, California 93446
805.369.5294
jcastle@heritageoaksbank.com